Cohen&Co

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 our report dated April 23, 2018, relating to the financial statement of Angel Oak Financial Institutions Income Term Trust as of April 19, 2018, and to all references to our firm included in or made a part of this Pre -Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Angel Oak Financial Institutions Trust Registration Statement on Form N-2.

Cohen & Company, Ltd.

Cleveland, Ohio

April 23, 2018